EXHIBIT 16.1
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September 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read Item 4 of Form 8-K dated September 4, 2003, of CELLULAR TECHNICAL SERVICES COMPANY, INC., and are in agreement with the statement contained in the first sentence of the first paragraph on page 2 and the statements contained in the second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                 /s/ Ernst & Young LLP
                                                 Ernst & Young LLP